UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2025

CARPARTS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2050 W. 190th Street, Suite 400, Torrance, CA 90504
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (424) 702-1455

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PRTS	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 8, 2025, CarParts.com, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with International Auto Parts (Cayman) Limited (“International Auto Parts”), Axislink Holding B.V. (“Axislink”) and Lovely Peach Limited (“Lovely Peach” and, together with International Auto Parts and Axislink, the “Purchasers” and each a “Purchaser”) providing for the issuance and sale (i) to the Purchasers, of an aggregate of 10,319,727 shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock” and the shares to be purchased, the “Shares”) for $1.04 per share, which represents an aggregate purchase price of $10,732,516.08; and (ii) to certain of the Purchasers, of convertible notes in an aggregate principal amount of $25,000,000 (the “Convertible Notes”). The issuance and sale of the Shares and Convertible Notes pursuant to the Purchase Agreement (the “Transaction”) was completed on September 10, 2025 (the “Closing”). The Shares represent 14.99% of the total outstanding shares of Company Common Stock.

Under the Purchase Agreement, the Purchasers have agreed to (i) restrictions on transfers of the Shares and the Convertible Notes to third parties, subject to limited exceptions; and (ii) vote the shares of Company Common Stock held by the Purchasers and their respective affiliates in the same relative proportions (“for,” “against,” “withheld,” “abstain” or otherwise) as the votes that are collectively cast by all other stockholders of the Company. The transfer restrictions and voting commitments applicable to Lovely Peach and its affiliates will expire six months after the Closing or an earlier Change in Control (as defined in the Purchase Agreement) of the Company. The transfer restrictions applicable to 50% of each of the Shares and the Convertible Notes held by International Auto Parts and Axislink and their respective affiliates will expire six months after the Closing or an earlier Change in Control of the Company, and the remainder of the Shares and the Convertible Notes held by International Auto Parts and Axislink and their respective affiliates will expire 12 months after the Closing or an earlier Change in Control of the Company. The voting commitments applicable to International Auto Parts and Axislink will expire 12 months after the Closing or an earlier Change in Control of the Company. Under the Purchase Agreement, the Purchasers and their affiliates are also subject to customary “standstill” restrictions that expire 12 months after the Closing or an earlier Change in Control of the Company.

The Purchase Agreement contains customary representations and warranties by the Company and the Purchasers.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 10.1 and is incorporated by reference. The Purchase Agreement is not intended to provide any factual information about the Company or the Purchasers. The representations, warranties and covenants contained in the Purchase Agreement (i) have been made solely for the purposes of the Purchase Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Purchase Agreement; (iii) are not intended as statements of fact to be relied upon by holders of shares of Company Common Stock or others, but rather as a way of allocating the risk between the parties in the event that the statements therein prove to be inaccurate; (v) may have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself; (vi) may no longer be true as of a given date; and (vii) may apply standards of materiality in a way that is different from what may be viewed as material by holders of shares of Company Common Stock or others. Holders of shares of Company Common Stock and others are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or the Purchasers. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Convertible Notes

Pursuant to the Purchase Agreement, at the Closing, the Company issued Convertible Notes to Axislink and Lovely Peach in an aggregate principal amount of $25,000,000. The Convertible Notes will accrue interest at a rate of 2% per annum, payable in kind, and mature on September 10, 2028 (the “Maturity Date”) or an earlier Change in Control of the Company.

Each Convertible Note is convertible at the option of the Purchaser, in whole or in part, at maturity. Each Convertible Note will be convertible into a number shares of Company Common Stock determined by dividing (x) the aggregate outstanding principal balance of the Convertible Note to be converted and any then unpaid and accrued interest by (y) $1.20, rounded down to the nearest share. The conversion of the Convertible Notes is subject to approval of the stockholders of the Company to the extent required to comply with applicable stock exchange rules and certain other terms and conditions.

Prepayment of a Convertible Note by the Company prior to the Maturity Date requires the prior written consent of the relevant Purchaser, as well as the payment of a prepayment premium equal to 10% of the outstanding principal amount being prepaid.

The Convertible Notes include customary “events of default,” which may result in the acceleration of the repayment of the Convertible Notes.

The foregoing summary of the Convertible Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Convertible Notes, a form of which is filed as Exhibit 10.2 and is incorporated by reference.

Investor Rights Agreement

In connection with the Transactions, on September 10, 2025, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with the Purchasers. The Investor Rights Agreement provides the Purchasers with certain customary registration rights for the Shares and the shares of Company Common Stock issuable upon conversion of the Convertible Notes.

Pursuant to the Investor Rights Agreement, the size of the Company’s Board of Directors (the “Board”) will be reduced to six members within 60 days of the Closing. The directors expected to resign from the Board have not been identified as of the date of this Current Report on Form 8-K and will be subsequently disclosed by the Company. Under the Investor Rights Agreement, two individuals designated by the Purchasers collectively will be entitled to attend all meetings of the Board in a non-voting capacity, subject to certain customary restrictions.

In addition, under the Investor Rights Agreement, upon conversion of the Convertible Notes in full, the size of the Board is expected to be increased to eight members and, for so long as the Purchasers and their respective affiliates continue to beneficially own at least 10% of the total outstanding shares of Company Common Stock, the Purchasers collectively will be entitled to designate two individuals for appointment to the Board thereafter for nomination for re-election.

The foregoing summary of the Investor Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investor Rights Agreement, which is filed as Exhibit 10.3 and is incorporated by reference.

Amendment No. 1 to Credit and Guaranty Agreement

On September 8, 2025, the Company entered into the First Amendment to Amended and Restated Credit Agreement and First Amendment to Amended and Restated Pledge and Security Agreement (together, the “First Amendment”), which amends the Company’s existing (i) Amended and Restated Credit Agreement, dated as of June 17, 2022 (the “Existing Credit Agreement”), by and among the Company, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for such Lenders (the “Agent”), and the other parties party thereto from time to time (the Existing Credit Agreement as amended by the First Amendment, the “Amended Credit Agreement”); and (ii) Amended and Restated Pledge and Security Agreement, dated as of June 17, 2022 (the “Existing Security Agreement”), by and among the Company, certain subsidiaries of the Company party thereto from time to time, as grantors, and the Agent. The First Amendment provides for certain amendments to the Existing Credit Agreement and the Existing Security Agreement, including, among others, (i) reducing the aggregate commitments under the Existing Credit Agreement from $75,000,000 to $25,000,000; (ii) modifying the interest rate and commitment fee rate payable under the Existing Credit Agreement; (iii) modifying the maturity date from June 17, 2027 to September 8, 2026; (iv) providing for a reduction of the availability under the Amended Credit Agreement of $7,500,000 until such time as the Company maintains a fixed charge coverage ratio of at least 1.0 to 1.0 on a trailing twelve-month basis for a period of three consecutive months; and (v) providing for exceptions to certain negative covenants to permit the Transaction.

The Amended Credit Agreement provides for a revolving commitment in an aggregate principal amount of up to $25,000,000, a sublimit of $2,500,000 for the issuance of letters of credit, and an uncommitted ability to increase the revolving commitment by an additional $125,000,000, subject to certain terms and conditions (collectively, the “Amended Credit Facility”), which availability is subject to a borrowing base derived from certain receivables, inventory, property and pledged cash. The Amended Credit Facility matures on September 8, 2026.

At the Company’s option, and subject to certain conditions, borrowings under the Amended Credit Facility bear interest at a base rate or an adjusted term Secured Overnight Financing Rate (“SOFR”), plus, in each case, an applicable margin. The applicable margin under the Amended Credit Facility with respect to borrowings bearing interest at SOFR is 3.00% and the applicable margin under the Amended Credit Facility with respect to borrowings bearing interest at a base rate is 1.50%. In addition, the Company is required to pay to the Agent for the account of each Lender a commitment fee on a monthly basis in an amount equal to 0.50% of unused availability under the Amended Credit Facility.

Certain of the Lenders and/or their affiliates have engaged in, and may in the future engage in commercial banking, investment banking and other banking and/or financial services with the Company or its affiliates.  They have received, or may in the future receive, customary fees and commissions for these transactions.

Except as modified by the First Amendment, the terms of the Existing Credit Agreement remain unchanged.  A description of the Existing Credit Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed on June 17, 2022 and, except as modified by the First Amendment, are incorporated by reference.

The foregoing description of First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, which is filed as Exhibit 10.4 and is incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information related to the issuance of the Convertible Notes and the Amended Credit Agreement contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.02	Unregistered Sale of Securities

On September 10, 2025, pursuant to the Purchase Agreement, the Company issued and sold to the Purchasers the Shares and the Convertible Notes in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Shares and the Convertible Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement.

To the extent that any shares of Company Common Stock are issued upon conversion of the Convertible Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with the conversion of the Convertible Notes and any resulting issuance of shares of the Company Common Stock.

The information related to the issuance of the Shares and the Convertible Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 8.01	Other Events.

On September 9, 2025, the Company issued a press release announcing the Transaction and the Company’s entry into commercial agreements with Premium Parts Wholesale Ltd., an affiliate of International Auto Parts, and Axislink. A copy of the press release is filed as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated as of September 8, 2025, by and among CarParts.com, Inc., International Auto Parts (Cayman) Limited, Axislink Holding B.V. and Lovely Peach Limited.*
10.2	Form of Convertible Note of CarParts.com, Inc.
10.3	Investor Rights Agreement, by and among CarParts.com, Inc., International Auto Parts (Cayman) Limited, Axislink Holding B.V. and Lovely Peach Limited.*
10.4
First Amendment to Amended and Restated Credit Agreement and First Amendment to Amended and Restated Pledge and Security Agreement, dated as of September 8, 2025, by and among the CarParts.com. Inc., Whitney Automotive Group, Inc., Go Fido, Inc., Automotive Specialty Accessories and Parts, Inc., and JPMorgan Chase Bank, N.A., as lender and administrative agent.*

99.1	Press Release, dated September 9, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*
Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2025	CARPARTS.COM, INC.

	By:	/s/ Ryan Lockwood
	Name:	Ryan Lockwood
	Title:	Chief Financial Officer